Exhibit 10.1

CORPORATE ACTION, CHANGE OF CONTROL, AND EXTRAORDINARY PERFORMANCE AGREEMENT

THIS AGREEMENT (the “Agreement”) is entered into as of October 31, 2024 (the “Effective Date”), by Verb Technology Company, Inc. (the “Company”) and Rory J. Cutaia (the “Awardee”). Awardee is the Founder, Chairman, and CEO of the Company.

1. PURPOSE AND INTENT

(a) Purpose. The Company establishes this Agreement to institute a process to respond to hostile or activist shareholder action where there is a stated “intent to influence” as that term is defined by the Securities and Exchange Commission (“SEC”) and to provide the Awardee with incentive bonus compensation for the achievement of extraordinary performance-based quarterly revenue milestones and the Awardee providing continuous services through the achievement of such milestones.

(b) Intent. This Agreement is not intended to constitute an agreement under a tax qualified plan under Code Section 401(a) or a retirement program subject to ERISA. No amount paid under this Agreement may be rolled over or transferred to a tax qualified plan or individual retirement account.

2. DEFINITIONS

Any capitalized term that is used but not otherwise defined in this Section or this Agreement shall have the meaning assigned to such term in the Incentive Plan (as defined below).

(a) “Cause” means:

(i) gross negligence or willful misfeasance demonstrated by the Awardee in the performance of his duties;

(ii) refusal by Awardee to perform ethical and lawful duties assigned by the Board of Directors that are consistent with the Awardee’s title and role within the Company as set forth herein, that continues uncured for thirty (30) days following receipt of written notice from a majority of the Board of Directors;

(iii) Awardee is found by a court of competent jurisdiction to have engaged in any act of fraud or embezzlement that adversely affects the Company;

(iv) Awardee breaching in any material respects any material terms of this Agreement, which such breach is not cured within thirty (30) days after receipt of written notice from the Board of Directors; or (v) Awardee’s conviction after trial and appeal of a felony involving fraud or moral turpitude or entering into a plea of guilty or nolo contendere (or its equivalent) to such a felony.

(b) “Change of Control” means. and includes each of the following:

(i) any one person, or group of owners of another corporation who, acting together through a merger, consolidation, purchase, acquisition of stock or the like (a “Group”), acquires ownership of Shares of the Company that, together with the Shares held by such person or Group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the Shares of the Company (or other voting securities of the Company then outstanding). However, if such person or Group is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the Shares (or other voting securities of the Company then outstanding) before this transfer of the Company’s Shares (or other voting securities of the Company then outstanding), the acquisition of additional Shares (or other voting securities of the Company then outstanding) by the same person or Group shall not be considered to cause a Change of Control of the Company; or

(ii) any one person or Group acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) ownership of Shares (or other voting securities of the Company then outstanding) of the Company possessing thirty percent (30%) or more of the total voting power of the Shares (or other voting securities then outstanding) of the Company where such person or Group is not merely acquiring additional control of the Company; or

(iii) a majority of members of the Company’s Board is replaced during any twelve (12)-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board prior to the date of the appointment or election (the “Incumbent Board”), but excluding, for purposes of determining whether a majority of the Incumbent Board has endorsed any candidate for election to the Board, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or Group other than the Company’s Board; or

(iv) any one person or Group acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or Group) all or substantially all of the assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total fair market value of all assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, “gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. A transfer of assets by the Company will not result in a Change of Control if the assets are transferred to:

(1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company immediately after the transfer of assets;

(3) a person or Group that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company; or

(4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned directly or indirectly, by a person described in subparagraph (c)(i), above; or

(v) stockholders of the Company approve a plan for complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, if any payment or distribution event applicable to an Award is subject to the requirements of Section 409A(a)(2)(A) of the Code, the determination of the occurrence of a Change of Control shall be governed by applicable provisions of Section 409A(a)(2)(A) of the Code and regulations and rulings issued thereunder for purposes of determining whether such payment or distribution may then occur.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Corporate Transaction” means any person or Group (as described above) acquires an ownership of Shares (or other voting securities of the Company then outstanding) of the Company possessing thirteen percent (13%) or more of the total voting power of the Shares (or other voting securities then outstanding) of the Company where such person or Group is required to file a Schedule 13D (Beneficial Ownership Report (for >5% ownership with intent to influence)) with the U.S. Securities and Exchange Commission within 10 days of such acquisition.

(e) “Disability” means:

i. “Disability” as defined in any employment, consulting, or similar agreement to which the Awardee is a party, or

ii. if there is no such agreement or it does not define “Disability,” (A) permanent and total disability as determined under the Company’s long-term disability plan applicable to the Awardee or (B) if there is no such plan applicable to the Awardee, “Disability” shall mean the Awardee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as determined by the Company.

(f) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(g) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h) “Incentive Plan” means the Company’s 2019 Omnibus Incentive Plan, as may be amended from time to time.

(i) “Measurement Date” means and including each of the following dates: December 31, 2024, March 31, 2025, June 30, 2025, September 30, 2025, and December 31, 2025.

(j) “Revenue” means the total income the Company earns from its business operations that is calculated before deducting any expenses, taxes, or costs associated with producing goods or delivering services.

(k) “Share” means a share of common stock, $0.0001 par value per share, of the Company, as adjusted in accordance with Section 15 of the Incentive Plan.

3. GRANT OF RESTRICTED STOCK UNITS AWARDS

The Awardee will receive fully vested Restricted Stock Unit Awards, based on the Company’s achievement of specified performance milestones on each Measurement Date (each performance milestones, a “Revenue Milestone” or in the aggregate “Revenue Milestones”). Each Restricted Stock Unit represents the right of the Awardee to be issued one Share (share upon vesting, subject to the restrictions set forth in this Agreement, under the Incentive Plan, or the Restricted Stock Unit Award Agreement).

4. REVENUE MILESTONES VESTING SCHEDULE

(a) Subject to the provisions in this Agreement and subject to the terms of the Incentive Plan, the Company will grant the Awardee fully vested Restricted Stock Units according to the following vesting schedule, based on Revenue Milestones achieved on each Measurement Date:

MEASUREMENT DATE: DECEMBER 31, 2024
Revenue Milestones	Number of Fully Vested Restricted Stock Units
Under $500,000	0
$500,000 but less than $700,000	40,000
$700,000 but less than $900,000	60,000
$900,000 or more	80,000

MEASUREMENT DATE: MARCH 31, 2025
Revenue Milestones	Number of Fully Vested Restricted Stock Units
Under $1,100,000	0
$1,100,000 but less than $1,300,000	40,000
$1,300,000 but less than $1,500,000	60,000
$1,500,000 or more	80,000

MEASUREMENT DATE: JUNE 30, 2025
Revenue Milestones	Number of Fully Vested Restricted Stock Units
Under $1,700,000	0
$1,700,000 but less than $1,900,000	40,000
$1,900,000 but less than $2,100,000	60,000
$2,100,000 or more	80,000

MEASUREMENT DATE: SEPTEMBER 30, 2025
Revenue Milestones	Number of Fully Vested Restricted Stock Units
Under $2,300,000	0
$2,300,000 but less than $2,500,000	40,000
$2,500,000 but less than $2,700,000	60,000
$2,700,000 or more	80,000

MEASUREMENT DATE: DECEMBER 31, 2025
Revenue Milestones	Number of Fully Vested Restricted Stock Units
Under $2,900,000	0
$2,900,000 but less than $3,100,000	40,000
$3,100,000 but less than $3,300,000	60,000
$3,300,000 or more	80,000

The achievement of each of the applicable Revenue Milestones on each of the Measurement Date will be reasonably determined by the Company’s Board of Directors.

(b) Distribution and Vesting Date. Within 10 days after each Measurement Date, the Board of Directors shall reasonably determine if such previous Revenue Milestone was achieved. If achieved, then based on the level of Revenue Milestone achieved on such Measurement Date, the Board of Directors shall immediately approve and issue a Restricted Stock Unit Award reflecting the number of Restricted Stock Units the Awardee has earned on such Measurement Date and such Restricted Stock Unit Award shall be granted and shall immediately vest upon such grant as follows:

(i) shall be granted only at the next available window of opportunity outside of any SEC or Company-imposed blackout period, in compliance with all applicable securities laws and the Company’s trading policies; and

(ii) notwithstanding anything to the contrary in this Agreement, if at the time of any Measurement Date, such Awardee is an “affiliate” as defined under SEC Rule 144, such that the Awardee is limited by Rule 144 in the number of shares the Awardee may sell in any three-month period, then the Company shall limit the grant to the maximum amount of Shares otherwise available to the Awardee, so that the number of shares the Awardee may need to sell to pay the Awardee’s income tax liability associated with the grant of such shares, does not exceed the number of shares the Awardee is permitted to sell in the applicable three-month period. Any shares otherwise available to the Awardee that were not granted due to the foregoing Rule 144 restrictions as specifically applied to the Awardee, shall be granted to the Awardee at the next available time in the future when such Awardee is either not an affiliate under Rule 144 or otherwise not subject to the foregoing restrictions. The Company shall notify the Awardee of any changes in the granting schedule in a timely manner.

(c) Continuous Service. Subject to the terms of this Agreement and the Restricted Stock Unit Award Agreement, provided that the Awardee remains in Continuous Service (as defined in the Restricted Stock Unit Award Agreement), through the applicable Measurement Dates, the Awardee shall be entitled to receive the vesting of the Restricted Stock Units as set forth in the vesting schedule.

(d) Agreement Termination Date. This Agreement shall continue until the earlier of

(i) Five (5) years from the Effective Date; or

(ii) Termination date of Awardee’s Continuous Services with the Company.

(e) Acceleration Before Measurement Date.

(i) Termination with Cause. If the Awardee’s Continuous Services is terminated by the Company before a Measurement Date for Cause, the Awardee will forfeit all unvested Restricted Stock Units under this Agreement to the extent not previously vested or granted to Awardee.

(ii) Termination without Cause or Termination For Good Reason. If the Company terminates Awardee’s Continuous Service on or prior to December 31, 2025, without Cause or Awardee is terminated based on a Termination For Good Reason (as defined in the Executive Employment Agreement effective January 1, 2024 (“Employment Agreement”)), the Awardee shall be entitled to fully vested 80,000 Restricted Stock Units for each Measurement Date that cannot be reached due to such termination without Cause by the Company. For example, for clarity, if the Awardee was terminated without Cause on June 15, 2025, then the Awardee shall be entitled to 240,000 Restricted Stock Units (3 Measurement Dates x 80,000). Such accelerated Restricted Stock Units shall be fully vested to the Awardee and the Company shall grant and issue the accelerated Restricted Stock Units Award to Awardee on or prior to such termination.

(f) Acceleration Upon a Corporate Transaction or Change of Control. In the event of either a Corporate Transaction or a Change of Control, on or prior to December 31, 2025, the Awardee shall be entitled to fully vested 80,000 Restricted Stock Units for each Measurement Date that cannot be reached due to the Change of Control. For example, for clarity, if the Corporate Transaction or Change of Control closes on July 15, 2025, then the Awardee shall be entitled to 160,000 Restricted Stock Units (2 Measurement Dates x 80,000). Such accelerated Restricted Stock Units shall be fully vested to the Awardee and the Company shall grant and deliver the accelerated Restricted Stock Units Awards to Awardee on or prior to such closing of the Corporate Transaction or Change of Control.

(g) Termination for Death or Disability. If Awardee’s Continuous Services are terminated with the Company on account of death or Disability on or prior to December 31, 2025, for purposes of this Agreement, the Awardee will receive fully vested 80,000 Restricted Stock Units for each Measurement Date that cannot be reached due to such death or Disability. For example, for clarity, if the Awardee’s death or Disability occurred on August 15, 2025, then Awardee shall be entitled to 160,000 Restricted Stock Units (2 Measurement Dates x 80,000). Such accelerated Restricted Stock Units shall be fully vested to the Awardee (or Awardee’s beneficiaries or heirs) and the Company shall grant and deliver the accelerated Restricted Stock Units Awards to Awardee (or Awardee’s beneficiaries or heirs) within 10 days of Awardee’s death or Disability.

5. CHANGE IN CONTROL EXCISE TAX GROSS UP

Anything in this Agreement to the contrary notwithstanding, if it is determined that any payment under this Agreement to the Awardee (“Payment”) would, if paid, be subject to the excise tax (the “Excise Tax”) imposed by Code Section 4999, and no exemption to such excise tax applies, the Company shall pay the Awardee an additional payment (the “Gross Up Payment”) to pay any and all taxes on the Gross Up Payment and any and all taxes on the Payment subject to the Excise Tax on the benefits to which the Awardee is entitled without the Gross Up Payment. The purpose of the Gross Up Payment is to put the Awardee in the same after-tax position that Awardee would have been in had there been no Excise Tax.

6. ADJUSTMENTS

If any change is made to the outstanding Shares or the capital structure of the Company, if required, the Restricted Stock Units shall be adjusted or terminated in any manner as contemplated by the Incentive Plan.

7. RESTRICTED STOCK UNITS SUBJECT TO INCENTIVE PLAN

This Restricted Stock Units granted under the terms of this Agreement are subject to the terms of the Incentive Plan. The terms and provisions of the Incentive Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Incentive Plan, the applicable terms and provisions of this Agreement will govern and prevail.

8. INALIENABILITY OF BENEFITS

Neither Awardee, nor creditors of Awardee, shall have any right to assign, pledge, hypothecate, anticipate or in any way create a lien upon Awardee’s interest created under this Agreement. All Restricted Stock Unit Awards to be made to Awardee shall be made only upon their personal receipt or endorsement, and no interest under this Agreement shall be subject to assignment or transfer or otherwise be alienable, either by voluntary or involuntary act or by operation of law or equity, or subject to attachment, execution, garnishment, sequestration, levy or other seizure under any legal, equitable or other process, or be liable in any way for the debts or defaults of Awardee.

9. BINDING NATURE OF AGREEMENT

This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of any and all interested parties, present and future.

10. UNFUNDED AGREEMENT AND PLAN

This Agreement is intended to create an unfunded arrangement and does not defer the receipt of income to termination of employment or beyond and is therefore not subject to the requirements of ERISA.

11. DISPUTE RESOLUTION

Any dispute under this Agreement shall be resolved by arbitration, with the arbitrator selection and procedures governed by the rules of the American Arbitration Association then in effect. Such arbitration shall be conducted in accordance with the Federal Arbitration Act (9 U S.C. 1, et seq.). The decision of the arbitrator shall be final and binding upon the parties, subject to normal judicial review of arbitrator decisions as provided by law.

12. VALIDITY

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

13. NO RIGHT TO CONTINUED SERVICE

Neither the Incentive Plan nor this Agreement shall confer upon the Awardee any right to be retained in any position, as an employee, consultant, or director of the Company. Further, nothing in the Incentive Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Awardee’s Continuous Service at any time, with or without Cause, subject to the acceleration provisions of this Agreement.

14. AMENDMENT AND TERMINATION

Any amendment, modification, change, or termination or this Agreement must be done so in writing and signed by both parties.

15. CODE SECTION 409A

If any payments under this Agreement are subject to the provisions of Code Section 409A, it is intended that the Agreement will comply fully with and meet all the requirements of Code Section 409A. The Awardee acknowledges that there may be adverse tax consequences upon the grant or vesting of the Restricted Stock Units or disposition of the underlying Shares and that the Awardee has been advised to consult a tax advisor prior to such grant, vesting, or disposition. It is intended that Restricted Stock Units are either exempt from the requirements of Section 409A of the Code or will satisfy the requirements of Section 409A of the Code so that compensation payable under this Agreement (and applicable earnings) shall not be included in income under Section 409A of the Code. Notwithstanding anything else in the Agreement, if the Company determines the Awardee to be one of the Company’s “specified employees” under Section 409A of the Code at the time of such separation from service in accordance with the identification date specified in the 409A Guidance and the amount hereunder is “deferred compensation” subject to Section 409A, then any distribution that otherwise would be made to the Awardee with respect to this Agreement as a result of such separation from service shall not be made until the date that is six months after such separation from service or, if earlier, the date of the death of the Awardee. However, the Company shall not have any obligation to take any action to prevent the assessment of any additional tax or penalty on any person for any equity award under Section 409A of the Code. If this Agreement is subject to Section 409A of the Code and the 409A Guidance, this Agreement will incorporate and satisfy the written documentation requirement of Section 409A of the Code and the 409A Guidance either directly or by reference to other documents. Notwithstanding the foregoing, the Company shall not have any liability to the Awardee for taxes or penalties under Section 409A of the Code, and the Company shall not have any obligation to indemnify the Awardee for any taxes or penalties under Section 409A of the Code

16. GOVERNING LAW

The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of Nevada.

17. COUNTERPARTS

This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

18. ENTIRE AGREEMENT

This Agreement sets forth the entire agreement between Awardee and the Company concerning the subject matter discussed in this Agreement and supersedes all prior agreements, promises, covenants, arrangements, communications, and representations or warranties, whether written or oral, by any officer, employee, or representative of the Company. Any prior agreements or understandings that are contrary with respect to the subject matter set forth in this Agreement are hereby overridden and the terms of this Agreement shall apply.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

VERB TECHNOLOGY COMPANY, INC.

By:
Its:

EXECUTIVE

Rory J. Cutaia